Exhibit 99.1

STERIS CORPORATION ANNOUNCES FISCAL 2016 SECOND QUARTER

FINANCIAL RESULTS

• 6% top-line growth, including currency headwind of 2%

• U.S. GAAP earnings of $0.14 per diluted share

• Adjusted earnings per diluted share increased 22% to $0.83

• Synergy Health acquisition expected to close on November 2, 2015

Mentor, Ohio (October 30, 2015) - STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2016 second quarter ended September 30, 2015. Fiscal 2016 second quarter revenue increased 6% to $489.9 million compared with $462.7 million in the second quarter of fiscal 2015, with growth in all three segments. As reported, net income was $8.7 million, or $0.14 per diluted share, compared with net income of $31.0 million, or $0.52 per diluted share in the second quarter of fiscal 2015.

Adjusted Results

Adjusted net income for the second quarter of fiscal 2016 was $50.1 million, or $0.83 per diluted share, compared with adjusted net income for the second quarter of the previous year of $40.6 million, or $0.68 per diluted share.

“STERIS is in a good position heading into our second half, with solid top and bottom-line growth,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “We are very pleased to be days away from closing the Synergy Health acquisition. We are excited about the future, as the combined Company will bring together the many strengths of both businesses, which will allow us to accomplish more than either one of us could separately.”

Segment Results

Healthcare revenue grew 3% in the quarter to $362.3 million compared with $351.2 million in the second quarter of fiscal 2015. Contributing to the quarter, service revenue increased 4%, consumable revenue grew 2% and capital equipment revenue increased 3%. Solid performance in the United States continues to be offset by weakness internationally.

As reported, Healthcare operating income was $20.3 million compared with $29.9 million in last year’s second quarter. Adjusted segment operating income was $45.5 million compared with adjusted operating income of $45.2 million in the second quarter of fiscal 2015. The increase in profitability was primarily due to increased volume and favorable foreign currency exchange rates.

STERIS Corporation

News Announcement

Life Sciences second quarter revenue increased 20% to $71.0 million compared with $59.1 million in the second quarter of fiscal 2015. Consumable revenue grew 32%, reflecting the recent acquisition of GEPCO, capital equipment revenue increased 25% and service revenue grew 3%. Life Sciences operating income as reported was $18.1 million compared with $13.0 million in the prior year’s second quarter. Adjusted segment operating income was $20.9 million compared with adjusted segment operating income of $13.2 million in the prior year quarter. The increase in profitability was primarily due to the increased volume, including GEPCO, and favorable foreign currency exchange rates.

Fiscal 2016 second quarter revenue for Isomedix Services increased 8% to $55.8 million compared with $51.9 million in the same period last year. Revenue benefited from increased volume from the segment’s core medical device Customers. As reported, operating income was $14.8 million in the quarter compared with $14.4 million in the second quarter of last year. Adjusted segment operating income increased to $17.5 million in the second quarter of fiscal 2016 compared with adjusted segment operating income of $14.5 million last year, due primarily to the increase in volume.

Cash Flow

Net cash provided by operations for the first half of fiscal 2016 was $79.5 million, compared with $104.9 million in fiscal 2015. Free cash flow (see note 1) for the first half of fiscal 2016 was $39.6 million compared with $69.2 million in the prior year. The decline in free cash flow is primarily due to an increased payout level in regards to the Company’s prior year annual compensation program, a pension contribution made in connection with the settlement of a legacy pension obligation, and additional expenses related to the proposed Combination with Synergy Health.

Outlook

On a stand-alone basis, STERIS is confirming its previous outlook of revenue growth of 6-7% for fiscal 2016. Expectations for adjusted earnings per diluted share are unchanged in the range of $3.15 to $3.30 for the full fiscal year. The Synergy Health acquisition is anticipated to close on Monday, November 2, 2015. STERIS plans to provide an outlook inclusive of Synergy Health as soon as practical.

STERIS Corporation

News Announcement

Fiscal 2016 free cash flow (see note 1) is now anticipated to be approximately $130.0 million, reflecting approximately $30 million in cash expenses related to the Synergy Health acquisition. Capital expenditures are anticipated to be approximately $105.0 million, reflecting the impact of acquisitions, continued expansion within Isomedix, new product development and general maintenance and repair for existing facilities.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time today either over the Internet at www.steris-ir.com or via phone by calling 1-888-566-0592 in the United States and Canada, and 1-203-369-3069 internationally.

About STERIS

The mission of STERIS Corporation is to help our Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future debt principal repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net, plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

STERIS Corporation

News Announcement

U.K. Takeover Code Directors’ Confirmation

Under Rule 28.1 of the U.K.’s City Code on Takeovers and Mergers (the “Takeover Code”) which applies in light of our proposed acquisition of Synergy Health, our directors must provide a so-called “directors’ confirmation” in respect of our net income for the quarter ended September 30, 2015 (the “Net Income Statements”) and the outlook guidance (the “Outlook”) contained in this announcement since they constitute unaudited profit estimates and a profit forecast respectively for the purposes of the Takeover Code. Accordingly, our directors confirm that:

1.	the Net Income Statements and the Outlook have been properly compiled on the basis of the assumptions contained or referred in our annual report on Form 10-K for the year ended March 31, 2015 and, in the case of the Outlook, on the basis of the assumption contained in this announcement under the section captioned “Outlook”; and

2.	the basis of accounting used for preparing Net Income Statements and the Outlook is consistent with our accounting policies.

Enquiries:

STERIS

Investor Contact: Julie Winter, Director, Investor Relations	Tel: +1 440 392 7245

Media Contact:
Stephen Norton, Senior Director, Corporate Communications	Tel: +1 440 392 7482

Lazard & Co., Limited (Financial Adviser to STERIS and New STERIS)
Stephen Sands	Tel: +44 20 7187 2000
Nicholas Shott

Al Garner	Tel: +1 212 632 6000
Andrew Dickinson	Tel: +1 415 623 5000

Lazard & Co., Limited, which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting exclusively as financial adviser to STERIS and New STERIS and no one else in connection with the proposed transaction pursuant to which New STERIS plc (“New STERIS”) will become the ultimate parent company of Synergy Health plc pursuant to an English scheme of arrangement transaction and of STERIS Corporation pursuant to the merger of STERIS Corporation with and into a subsidiary of New STERIS (the “Combination”) and will not be responsible to anyone other than STERIS and New STERIS for providing the protections afforded to clients of Lazard & Co., Limited nor for providing advice in relation to the Combination or any other matters referred to in this Announcement. Neither Lazard & Co., Limited nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Lazard & Co., Limited in connection with this Announcement, any statement contained herein, the Combination or otherwise.

STERIS Corporation

News Announcement

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Forward-Looking Statements

This press release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to Synergy or STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations.

STERIS Corporation

News Announcement

Forward-looking statements speak only as to the date of this press release and may be identified by the use of forward- looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in STERIS and Synergy’s other securities filings, including Item 1A of STERIS’s Annual Report on Form 10-K for the year ended March 31, 2015 and in Synergy’s annual report and accounts for the year ended 29 March 2015 (section headed “principal risks and uncertainties”). Many of these important factors are outside of STERIS’s or Synergy’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in the press release or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products are summaries only and should not be considered the specific terms of the product clearance or literature. Unless legally required, STERIS and Synergy do not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized.

Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the combination with Synergy (the “transaction”), (b) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate Synergy’s operations into those of STERIS, (c) the integration of Synergy’s operations into those of STERIS being more difficult, time-consuming or costly than expected, (d) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (e) the retention of certain key employees of Synergy being difficult, (f) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in New STERIS being treated as a domestic corporation for United States federal tax purposes, (g) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (h) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (i) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect STERIS’s or Synergy’s performance, results, prospects or value, (j) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (k) the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s or Synergy’s products and services, (l) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS and

STERIS Corporation

News Announcement

Synergy’s businesses, industry or initiatives including, without limitation, those matters described in STERIS’s Form 10-K for the year ended March 31, 2015 and other securities filings, may adversely impact STERIS’s or Synergy’s performance, results, prospects or value, (m) the possibility that anticipated financial results or benefits of recent acquisitions, or of STERIS’s restructuring efforts will not be realized or will be other than anticipated, (n) the effects of the contractions in credit availability, as well as the ability of STERIS’s and Synergy’s customers and suppliers to adequately access the credit markets when needed, and (o) those risks described in STERIS’s Annual Report on Form 10-K for the year ended March 31, 2015, and other securities filings.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$489,897	$462,729	$929,799	$875,372
Cost of revenues	280,535	269,073	536,070	511,737
Cost of revenues—Restructuring	41	(336)	318	(450)

Cost of revenues, net	280,576	268,737	536,388	511,287

Gross profit	209,321	193,992	393,411	364,085
Operating expenses:
Selling, general, and administrative	172,459	126,292	299,294	239,980
Research and development	14,255	13,006	28,020	25,415
Restructuring expense	(56)	1,271	(782)	1,099

Total operating expenses	186,658	140,569	326,532	266,494

Income from operations	22,663	53,423	66,879	97,591
Non-operating expense, net	6,822	4,912	12,480	9,374
Income tax expense	7,154	17,507	21,421	32,676

Net income	$8,687	$31,004	$32,978	$55,541

Earnings per common share (EPS) data:
Basic	$0.15	$0.52	$0.55	$0.94

Diluted	$0.14	$0.52	$0.55	$0.93

Cash dividends declared per common share outstanding	$0.25	$0.23	$0.48	$0.44
Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	59,897	59,375	59,832	59,272
Diluted number of common shares outstanding	60,370	60,020	60,328	59,917

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	September 30,	March 31,
	2015	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$162,187	$167,689
Accounts receivable, net	301,390	325,289
Inventories, net	183,951	160,818
Other current assets	65,480	66,636

Total Current Assets	713,008	720,432
Property, plant, and equipment, net	505,355	493,053
Goodwill and intangible assets, net	1,075,028	860,645
Other assets	15,687	23,161

Total Assets	$2,309,078	$2,097,291

Liabilities and Equity
Current liabilities:
Accounts payable	$84,083	$99,340
Other current liabilities	173,404	183,991

Total Current Liabilities	257,487	283,331
Long-term debt	829,818	621,075
Other liabilities	129,982	119,239
Equity	1,091,791	1,073,646

Total Liabilities and Equity	$2,309,078	$2,097,291

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$362,289	$351,169	$691,616	$653,979
Life Sciences	71,040	59,148	127,812	117,762
STERIS Isomedix Services	55,839	51,850	109,528	103,043

Total Reportable Segments	489,168	462,167	928,956	874,784
Corporate and Other	729	562	843	588

Total Segment Revenues	$489,897	$462,729	$929,799	$875,372

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$20,336	$29,943	$38,011	$47,909
Life Sciences	18,092	13,048	31,325	24,993
STERIS Isomedix Services	14,784	14,399	30,034	30,590

Total Reportable Segments	53,212	57,390	99,370	103,492
Corporate and Other	(30,549)	(3,967)	(32,491)	(5,901)

Total Operating Income	$22,663	$53,423	$66,879	$97,591

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Six Months Ended
	September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$32,978	$55,541
Pension settlement expense	26,515	—
Pension contributions	(4,687)	—
Non-cash items	43,027	44,573
Changes in operating assets and liabilities	(18,361)	4,794

Net cash provided by operating activities	79,472	104,908
Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(39,928)	(36,527)
Proceeds from sale of property, plant, equipment and intangibles	38	796
Investments in businesses, net of cash acquired	(220,840)	(179,380)

Net cash used in investing activities	(260,730)	(215,111)
Financing Activities:
Proceeds from issuance of long-term obligations	350,000	—
(Payments) Proceeds under credit facilities, net	(139,750)	126,470
Deferred financing fees and debt issuance costs	(2,426)	—
Repurchases of common shares	(12,974)	(5,440)
Cash dividends paid to common shareholders	(28,740)	(26,118)
Stock option and other equity transactions, net	8,111	8,686
Excess tax benefit from share-based compensation	4,676	4,505

Net cash provided by financing activities	178,897	108,103
Effect of exchange rate changes on cash and cash equivalents	(3,141)	(3,289)

Decrease in cash and cash equivalents	(5,502)	(5,389)
Cash and cash equivalents at beginning of period	167,689	152,802

Cash and cash equivalents at end of period	$162,187	$147,413

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments and growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Six Months Ended
	September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$79,472	$104,908
Purchases of property, plant, equipment, and intangibles, net	(39,928)	(36,527)
Proceeds from the sale of property, plant, equipment, and intangibles	38	796

Free Cash Flow	$39,582	$69,177

Twelve Months Ended March 31, 2016
(Outlook)*
Calculation of free cash flow for outlook:
Cash flows from operating activities	$235,000
Purchases of property, plant, equipment, and intangibles, net	(105,000)

Free Cash Flow	$130,000

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Earnings Per Share and Outlook

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income per diluted share	$0.14	$0.52	$0.55	$0.93
Restructuring, net of tax	—	0.01	—	0.01
Inventory and property “step up” to fair value, net of tax	—	—	—	0.02
Amortization and impairment of purchased intangible assets, net of tax	0.07	0.12	0.13	0.17
Gain from fair value adjustment of acquisition related contingent consideration, net of tax	—	—	—	0.02

Settlement of Pension Obligation	0.27	—	0.27	—
Acquisition related transaction and integration expenses, net of tax	0.35	0.03	0.50	0.07

Adjusted net income per diluted share	$0.83	$0.68	$1.45	$1.22

Twelve months ended
March 31,
2016
(Outlook)*
Net Income per diluted share	$2.03 - $2.18
Settlement of pension obligation	0.27
Amortization and impairment of purchased intangible assets, net of tax	0.29
Acquisition related transaction and integration expenses, net of tax	0.56

Adjusted net income per diluted share	$3.15 - $3.30

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross Profit	$209,321	$193,992	$393,411	$364,085
Restructuring	41	(336)	318	(450)
Amortization of inventory “step up” to fair value	—	—	—	1,234

Adjusted gross profit	$209,362	$193,656	$393,729	$364,869

Selling, general and administrative expenses	$172,459	$126,292	$299,294	$239,980
Amortization and impairment of purchased intangible assets	(6,682)	(11,518)	(12,703)	(16,718)
Amortization of property “step up” to fair value	(21)	(31)	(42)	(54)
Acquisition related transaction and integration costs	(23,982)	(3,062)	(35,526)	(6,696)
Settlement of Pension Obligation	(26,515)	—	(26,515)	—
Gain (loss) on fair value adjustment of acquisition related contingent consideration	—	—	—	(1,998)

Adjusted selling, general and administrative expenses	$115,259	$111,681	$224,508	$214,514

Operating income	$22,663	$53,423	$66,879	$97,591
Amortization of inventory and property “step up” to fair value	21	31	42	1,288
Amortization and impairment of purchased intangible assets	6,682	11,518	12,703	16,718
Acquisition related transaction and integration costs	23,982	3,062	35,526	6,696
Loss (gain) on fair value adjustment of acquisition related contingent consideration	—	—	—	1,998
Settlement of Pension Obligation	26,515	—	26,515	—
Restructuring	(15)	935	(464)	649

Adjusted operating income	$79,848	$68,969	$141,201	$124,940

Net income	$8,687	$31,004	$32,978	$55,541
Amortization of inventory and property “step up” to fair value, net of tax	17	25	34	1,030
Amortization and impairment of purchased intangible assets, net of tax	4,143	7,098	7,881	10,342
Acquisition related transaction and integration costs, net of tax	20,928	1,868	30,399	4,085
Loss (gain) on fair value adjustment of acquisition related contingent consideration, net of tax	—	—	—	1,219
Settlement of Pension Obligation	16,365	—	16,365	—
Restructuring, net of tax	(9)	570	(283)	396

Adjusted net income	$50,131	$40,565	$87,374	$72,613

Healthcare operating income	$20,336	$29,943	$38,011	$47,909
Amortization of inventory and property “step up” to fair value	21	31	42	1,288
Amortization and impairment of purchased intangible assets	5,990	11,418	11,870	16,516
Acquisition related transaction and integration costs	19,154	2,970	29,234	6,604
Loss (gain) from fair value adjustment of acquisition related contingent consideration	—	—	—	1,998
Restructuring	5	808	(444)	561

Adjusted Healthcare operating income	$45,506	$45,170	$78,713	$74,876

Life Sciences operating income	$18,092	$13,048	$31,325	$24,993
Amortization and impairment of purchased intangible assets	608	16	665	34
Acquisition related transaction and integration costs	2,183	50	2,443	50
Restructuring	—	124	—	110

Adjusted Life Sciences operating income	$20,883	$13,238	$34,433	$25,187

Isomedix operating income	$14,784	$14,399	$30,034	$30,590
Amortization and impairment of purchased intangible assets	84	84	168	168
Acquisition related transaction and integration costs	2,645	42	3,849	42
Restructuring	(20)	3	(20)	(22)

Adjusted Isomedix operating income	$17,493	$14,528	$34,031	$30,778

STERIS Corporation

Unaudited Supplemental Financial Data

Second Quarter Fiscal 2016

As of September 30, 2015

	FY 2016	FY 2015	FY 2016	FY 2015
Total Company Revenues	Q2	Q2	YTD	YTD
Capital Equipment	$152,037	$143,488	$270,257	$263,883
Consumables	122,108	113,357	236,195	223,402
Service	215,752	205,884	423,347	388,087

Total Recurring	337,860	319,241	659,542	611,489

Total Revenues	$489,897	$462,729	$929,799	$875,372

United States Revenues	$395,220	$365,482	$755,689	$682,833
United States Revenues as a % of Total	81%	79%	81%	78%
International Revenues	$94,677	$97,247	$174,110	$192,539
International Revenues as a % of Total	19%	21%	19%	22%

Segment Data	Q2	Q2	YTD	YTD
Healthcare
Revenues
Capital Equipment	$131,151	$127,272	$234,868	$229,543
Consumables	92,114	90,558	183,108	178,828
Service	139,024	133,339	273,640	245,608

Total Recurring	231,138	223,897	456,748	424,436

Total Healthcare Revenues, net	$362,289	$351,169	$691,616	$653,979

Operating Income	20,336	29,943	38,011	47,909

Adjusted Operating Income (1)	45,506	45,170	78,713	74,876
Life Sciences
Revenues
Capital Equipment	$20,318	$16,216	$34,820	$34,340
Consumables	29,994	22,799	53,087	44,574
Service	20,728	20,133	39,905	38,848

Total Recurring	50,722	42,932	92,992	83,422

Total Life Sciences Revenues	$71,040	$59,148	$127,812	$117,762

Operating Income	18,092	13,048	31,325	24,993

Adjusted Operating Income (1)	20,883	13,238	34,433	25,187
Isomedix Services
Revenues	$55,839	$51,850	$109,528	$103,043
Operating Income	14,784	14,399	30,034	30,590

Adjusted Operating Income (1)	17,493	14,528	34,031	30,778
Corporate and Other
Revenues	$729	$562	$843	$588
Operating Income (Loss)	(30,549)	(3,967)	(32,491)	(5,901)

Other Data	Q2	Q2	YTD	YTD
Product
Total product revenues	274,145	256,845	506,452	487,285
Total product cost of revenues	148,088	142,991	277,944	272,966
Restructuring expense	41	(336)	318	(450)
Amortization of inventory “step up” to fair value	—	—	—	1,234

Total product cost of revenues, adjusted (1)	148,047	143,327	277,626	272,182

Total product gross profit, adjusted (1)	126,098	113,518	228,826	215,103

As a percentage, adjusted (1)	46.0%	44.2%	45.2%	44.1%
Service
Total service revenues	215,752	205,884	423,347	388,087
Total service cost of revenues	132,488	125,746	258,444	238,321

Total service gross profit	83,264	80,138	164,903	149,766

As a percentage	38.6%	38.9%	39.0%	38.6%
Total Company gross profit margin, adjusted (1)	209,362	193,656	393,729	364,869

As a percentage, adjusted (1)	42.7%	41.9%	42.3%	41.7%

Healthcare Backlog	$136,033	$117,178	n/a	n/a
Life Sciences Backlog	47,325	46,102	n/a	n/a

Total Backlog	$183,358	$163,280	n/a	n/a
Free Cash Flow	$21,919	$46,084	$39,582	$69,177

Net Debt	$667,631	$472,537	n/a	n/a

(1)	Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.